Exhibit 99.1
CRITEO REPORTS FOURTH QUARTER 2025 RESULTS

Deployed $152 Million to Repurchase Shares in 2025
Remaining Share Buyback Authorization Increased up to $200 Million

NEW YORK - February 11, 2026 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global platform connecting the commerce ecosystem, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter and Fiscal Year 2025 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and twelve months ended December 31, 2025:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$541	$553	(2)%	$1,945	$1,933	1%
Gross Profit	$297	$301	(1)%	$1,049	$983	7%
Net Income	$46	$72	(36)%	$149	$115	30%
Gross Profit margin	55%	54%	1ppt	54%	51%	3ppt
Diluted EPS	$0.90	$1.23	(27)%	$2.64	$1.90	39%
Cash from operating activities	$161	$169	(5)%	$311	$258	21%
Cash and cash equivalents	$342	$291	18%	$342	$291	18%

Non-GAAP Results[1]
Contribution ex-TAC	$330	$334	(1)%	$1,175	$1,121	5%
Adjusted EBITDA	$120	$144	(17)%	$407	$390	4%
Adjusted diluted EPS	$1.30	$1.75	(26)%	$4.62	$4.57	1%
Free Cash Flow (FCF)	$134	$146	(8)%	$211	$182	16%
FCF / Adjusted EBITDA	112%	101%	11ppt	52%	47%	5ppt

“Criteo delivered strong performance for the year,” said Michael Komasinski, Chief Executive Officer of Criteo. “We are advancing our position at the forefront of agentic commerce, with differentiated commerce data, AI driven decisioning, and global reach that provide durable advantages and support sustainable growth and long term shareholder value.”

Operating Highlights
•We introduced Agentic Commerce Recommendation Service, designed to power AI shopping assistants with accurate, relevant product recommendations built on Criteo’s commerce intelligence.
•We launched our Audience Agent to make audience planning smarter and faster, and our Insights Agent to empower platform users to make more strategic, data-driven decisions.
•Retail Media Contribution ex-TAC grew 2% year-over-year at constant currency2 in 2025 and decreased (18)% in Q4 2025, as expected, reflecting the impact of previously communicated scope changes with two specific Retail Media clients.
•We added Lidl and JB Hi-Fi to our leading Retail Media footprint.
•Performance Media Contribution ex-TAC was up 4% year-over-year at constant currency2 in 2025 and up 2% in Q4 2025.
•Criteo's media spend3 was $4.3 billion in 2025, growing 3% year-over-year at constant currency2 and $1.4 billion in Q4 2025, up 6%.
•Cash from operating activities increased 21% to $311 million, and Free Cash Flow increased 16% to $211 million, reflecting disciplined execution and our lowest Days Sales Outstanding ("DSO") on record.
•We deployed $152 million of capital for share repurchases in 2025, and our Board of Directors increased the Company's remaining share repurchase authorization to up to $200 million in February 2026.
___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Media spend is defined as working media spend allocated to Retail Media campaigns and media spend activated on behalf of Performance Media clients.

Financial Summary

Revenue for Q4 2025 was $541 million, gross profit was $297 million and Contribution ex-TAC was $330 million. Net income for Q4 2025 was $46 million, or $0.90 per share on a diluted basis. Adjusted EBITDA for Q4 was $120 million, resulting in an adjusted diluted EPS of $1.30. As reported, revenue for Q4 decreased (2)%, gross profit decreased (1)% and Contribution ex-TAC decreased (1)%. At constant currency, revenue for Q4 decreased (4)% and Contribution ex-TAC decreased (4)%.

Revenue for 2025 was $1.9 billion, gross profit was $1.0 billion and Contribution ex-TAC was $1.2 billion. As reported, revenue for 2025 increased 1%, gross profit increased 7% and Contribution ex-TAC increased 5%. At constant currency, revenue for 2025 decreased (0.5)% and Contribution ex-TAC increased 3%. Net income for 2025 was $149 million, or $2.64 per share on a diluted basis. Adjusted EBITDA for 2025 was $407 million, resulting in an adjusted diluted EPS of $4.62.

Cash flow from operating activities was $311 million in 2025 and Free Cash Flow was $211 million in 2025. As of December 31, 2025, we had $389 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “We generated strong margins and cash flow in 2025, demonstrating the strength of our operating model. We returned $152 million to shareholders through share repurchases while maintaining a strong balance sheet, highlighting our confidence in the business and commitment to long term shareholder value.”

Fourth Quarter 2025 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (2)% year-over-year in Q4 2025, and decreased (4)% at constant currency, to $541 million (Q4 2024: $553 million). Gross profit decreased (1)% year-over-year in Q4 2025 to $297 million (Q4 2024: $301 million). Gross profit as a percentage of revenue, or gross profit margin, was 55% (Q4 2024: 54%). Contribution ex-TAC in the fourth quarter decreased (1)% year-over-year, or decreased (4)% at constant currency, to $330 million (Q4 2024: $334 million).

•Retail Media revenue decreased (17)%, or (18)% at constant currency, and Retail Media Contribution ex-TAC decreased (17)%, or (18)% at constant currency, reflecting the temporary impact of previously communicated scope changes with two specific Retail Media clients, partially offset by continued strength in Retail Media onsite across the broader client base, new client integrations, and growing offsite activity.
•Performance Media revenue increased 1%, or decreased (2)% at constant currency, and Performance Media Contribution ex-TAC increased 5%, or 2% at constant currency, driven by the continued traction of full funnel, cross-channel activation, partially offset by lower AdTech services and supply.

Net Income and Adjusted Net Income

Net income was $46 million in Q4 2025 (Q4 2024: net income of $72 million). Net income attributable to shareholders of Criteo was $48 million, or $0.90 per share on a diluted basis (Q4 2024: net income attributable to shareholders of $71 million, or $1.23 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $69 million, or $1.30 per share on a diluted basis (Q4 2024: $101 million, or $1.75 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $120 million, representing a decrease of (17)% year-over-year (Q4 2024: $144 million). This reflects higher non-GAAP operating expenses related to planned growth investments and lower Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 36% (Q4 2024: 43%).

Operating expenses increased 9% year-over-year to $225 million (Q4 2024: $206 million), mostly driven by planned growth investments. Non-GAAP operating expenses increased 12% year-over-year to $184 million (Q4 2024: $165 million).

Fiscal Year 2025 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased 1% year-over-year, or decreased (0.5)% at constant currency, to $1.9 billion (FY 2024: $1.9 billion). Gross profit increased 7% year-over-year to $1,049 million (FY 2024: $983 million). Gross profit as a percentage of revenue, or gross profit margin, was 54% (FY 2024: 51%). Contribution ex-TAC increased 5% year-over-year, or increased 3% at constant currency, to $1.2 billion (FY 2024: $1.1 billion).

•Retail Media revenue increased 2%, or 2% at constant currency, and Retail Media Contribution ex-TAC increased 2%, or 2% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform, partially offset by the temporary impact of previously communicated scope changes with two specific Retail Media clients.
•Performance Media revenue was flat, or decreased (1)% at constant currency, and Performance Media Contribution ex-TAC increased 5%, or 4% at constant currency, driven by the traction of full funnel, cross-channel activation, partially offset by lower AdTech services and supply revenue.

Net Income and Adjusted Net Income

Net income was $149 million (FY 2024: $115 million). Net income attributable to shareholders of Criteo was $145 million, or $2.64 per share on a diluted basis (FY 2024: $112 million, or $1.90 per share on a diluted basis).

Adjusted net income was $253 million, or $4.62 per share on a diluted basis (FY 2024: $268 million, or $4.57 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $407 million, representing an increase of 4% year-over-year (FY 2024: $390 million). This reflects higher Contribution ex-TAC, partially offset by planned growth investments. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 35% (FY 2024: 35%).

Operating expenses increased 2% year-over-year to $847 million (FY 2024: $832 million), mostly driven by planned growth investments. Non-GAAP operating expenses increased 7% or $41 million to $668 million (FY 2024: $627 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $161 million in Q4 2025 (Q4 2024: $169 million).

Free Cash Flow was $134 million in Q4 2025 (Q4 2024: $146 million).

Cash and cash equivalents, and marketable securities, increased $56 million compared to December 31, 2024 to $389 million, after spending $152 million on share repurchases in 2025 (2024: $225 million).

As of December 31, 2025, the Company had total financial liquidity of approximately $891 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

Redomiciliation to Luxembourg and Direct Listing

Following the favorable opinion of the works council, Criteo's Board of Directors has approved the previously announced proposed transfer of the Company's legal domicile from France to Luxembourg via a cross-border conversion (the "Conversion") and the replacement of its American Depositary Shares ("ADSs") structure with ordinary shares to be directly listed on Nasdaq. A general meeting of the Company's shareholders will be held on February 27, 2026, at 10:00 a.m., Paris time, at the Company's registered office at 32 Rue Blanche, 75009 Paris, France to obtain approval by the Company's shareholders for the Conversion and certain related proposals.

The expected timing for completion of the Conversion remains the third quarter of 2026, subject to shareholder approval and other customary conditions. As previously announced, following the Conversion, Criteo intends to pursue a subsequent corporate redomiciliation from Luxembourg to the United States if the Board of Directors determines such action is in the best interests of the Company and its shareholders, subject to the prior Company's works council consultation process.

2026 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 11, 2026.

Fiscal year 2026 guidance:
•Contribution ex-TAC growth of flat to +2% at constant currency
•Adjusted EBITDA margin of approximately 32% to 34% of Contribution ex-TAC

First quarter 2026 guidance:
•Contribution ex-TAC between $245 million and $250 million, or -11% to -9% year-over-year at constant-currency
•Adjusted EBITDA between $50 million and $55 million

The Company's first quarter and full year 2026 guidance reflects the near-term impact of previously communicated scope changes with two specific Retail Media clients. The first quarter of 2026 is expected to represent the low point of the year.

The Company’s adjusted EBITDA outlook for the first quarter and full year 2026 reflects growth investments in agentic AI, foreign exchange headwinds on euro-based costs, and costs related to certain corporate matters.

The above guidance for the first quarter and fiscal year ending December 31, 2026 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.847, a U.S. dollar-Japanese Yen rate of 154, a U.S. dollar-British pound rate of 0.737, a U.S. dollar-Korean Won rate of 1,450 and a U.S. dollar-Brazilian real rate of 5.40.

The above guidance assumes that no acquisitions and dispositions are completed during the first quarter of 2026 or the fiscal year ended December 31, 2026.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Extension of Share Repurchase Authorization

Criteo's Board of Directors approved an increase of the previously authorized share repurchase program of the Company's outstanding American Depositary Shares. As of February 6, 2026, the remaining share buyback authorization was extended to up to $200 million. The Company intends to use repurchased shares under this extended program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders, as well as to fund potential acquisitions in the future.

Under the terms of the authorization, the stock purchases may be made from time to time in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo's management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, pension service costs, certain acquisition costs, certain restructuring and related costs, integration and transformation costs, and other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, amortization of acquisition-related assets, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less net acquisition of intangible assets, property, and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate depreciation and amortization, equity related compensation, which includes employee equity awards compensation and director fees for share purchases, pension service costs, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, and other nonrecurring or noncash items. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2026 and the year ending December 31, 2026, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology; uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory; investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions, including the Conversion, materialize as expected; uncertainty regarding international operations and expansion (including related to changes in a specific country's or region's political or economic conditions (such as changes in or new tariffs)); the impact of competition or client in-housing; uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith; our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties; failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth; client flexibility to increase or decrease spend; our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the advertising industry; changes in applicable laws or accounting practices; failure to obtain the required shareholder vote to adopt the proposals needed to complete the Conversion; failure to satisfy any of the other conditions to the Conversion, including the condition that the option to withdraw shares for cash in connection with the Conversion is not exercised above a certain threshold; the Conversion not being completed; the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Conversion; failure to list our shares on Nasdaq following the Conversion or maintain our listing thereafter; inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Conversion; the disruption of current plans and operations by the Conversion; the disruption to the Company's relationships, including with employees, landowners, suppliers, lenders, partners, governments and shareholders; the future financial performance of Criteo following the Conversion, including our anticipated growth rate and market opportunity; changes in shareholders' rights as a result of the Conversion; inability to terminate the deposit agreement and withdraw our ordinary shares from the depositary so as to terminate our ADS program in connection with the Conversion; difficulty in adapting to operating under the laws of Luxembourg; the deferment or abandonment of the Conversion by our board of directors up to three days prior to the general shareholders' meeting to vote thereon; following the completion of the Conversion, a delay or failure in our ability to redomicile to the United States via the merger into a newly incorporated and wholly-owned U.S. subsidiary for any reason; costs or taxes related to the Conversion; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q, the proxy statement/prospectus filed with the SEC under Rule 424(b)(3) on January 22, 2026 in connection with the Conversion, as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 11, 2026, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Investor Relations & Corporate Communications
Melanie Dambre, m.dambre@criteo.com

Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$342,038	$290,693
Trade receivables, net of allowances of $ 25.9 million and $ 28.6 million as of December 31, 2025 and December 31, 2024, respectively	582,102	800,859
Income taxes	14,233	1,550
Other taxes	57,050	53,883
Marketable securities - current portion	23,242	26,242
Prepaid expenses and other current assets	53,210	50,887
Total current assets	1,071,875	1,224,114
Property and equipment, net	139,330	107,222
Intangible assets, net	151,853	158,384
Goodwill	535,761	515,188
Right of use asset - operating lease	134,205	99,468
Marketable securities - noncurrent portion	23,500	15,584
Noncurrent financial assets	8,314	4,332
Deferred tax assets	90,689	81,006
Other noncurrent assets	45,680	61,151
Total noncurrent assets	1,129,332	1,042,335
Total assets	$2,201,207	$2,266,449

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$566,046	$802,524
Contingencies - current portion	9,229	1,882
Income taxes	27,528	34,863
Financial liabilities - current portion	11,360	3,325
Lease liability - operating - current portion	33,085	25,812
Other taxes	14,713	19,148
Employee - related payables	114,416	109,227
Other current liabilities	68,277	49,819
Total current liabilities	844,654	1,046,600
Deferred tax liabilities	5,285	4,067
Defined benefit plans	5,707	4,709
Lease liability - operating - noncurrent portion	105,277	77,584
Contingencies - noncurrent portion	22,729	31,939
Other noncurrent liabilities	31,826	20,453
Total noncurrent liabilities	170,824	138,752
Total liabilities	1,015,478	1,185,352
Shareholders' equity:
Common shares, €0.025 par value, 55,659,895 and 57,744,839 shares authorized and issued, and 51,151,866 and 54,277,422 outstanding at December 31, 2025 and December 31, 2024, respectively.	1,871	1,931
Treasury stock, 4,508,029 and 3,467,417 shares at cost as of December 31, 2025 and December 31, 2024, respectively.	(120,853)	(125,298)
Additional paid-in capital	706,321	709,580
Accumulated other comprehensive loss	(68,879)	(108,768)
Retained earnings	630,750	571,744
Equity attributable to shareholders of Criteo S.A.	1,149,210	1,049,189
Noncontrolling interests	36,519	31,908
Total equity	1,185,729	1,081,097
Total equity and liabilities	$2,201,207	$2,266,449

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2025	2024	2025	2024

Revenue	$541,136	$553,035	$1,944,901	$1,933,289

Cost of revenue
Traffic acquisition cost	211,094	218,636	770,284	811,806
Other cost of revenue	32,639	33,428	125,237	138,512

Gross profit	297,403	300,971	1,049,380	982,971

Operating expenses:
Research and development expenses	75,266	67,559	283,303	279,341
Sales and operations expenses	110,271	97,356	394,370	376,090
General and administrative expenses	39,352	41,548	168,942	176,138
Total operating expenses	224,889	206,463	846,615	831,569
Income from operations	72,514	94,508	202,765	151,402
Financial and other income	329	2,206	809	3,095
Income before taxes	72,843	96,714	203,574	154,497
Provision for income taxes	26,472	24,770	54,195	39,784
Net income	$46,371	$71,944	$149,379	$114,713

Net income attributable to shareholders of Criteo S.A.	$47,642	$71,095	$144,602	$111,571
Net (loss) income attributable to noncontrolling interests	$(1,271)	$849	$4,777	$3,142

Weighted average shares outstanding used in computing per share amounts:
Basic	52,234,730	54,695,112	52,934,526	54,817,136
Diluted	53,107,946	57,640,779	54,792,540	58,605,529

Net income attributable to shareholders per share:
Basic	$0.91	$1.30	$2.73	$2.04
Diluted	$0.90	$1.23	$2.64	$1.90

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$46,371	$71,944	$149,379	$114,713
Noncash and nonoperating items	61,584	56,105	175,203	192,118
- Amortization and provisions	32,327	20,620	129,446	87,754
- Equity awards compensation expense	5,811	20,424	57,848	102,617
- Gain on disposal of and impairment of long-lived assets	1,787	6,494	1,728	7,418
- Change in uncertain tax positions	9,938	(7)	10,359	1,757
- Net change in fair value of earn-out	—	(2,195)	—	1,007
- Change in deferred taxes	(30,920)	(9,670)	(7,533)	(26,040)
- Change in income taxes	42,497	28,710	(21,992)	19,389
- Other	144	(8,271)	5,347	(1,784)
Changes in assets and liabilities	52,738	41,405	(13,345)	(48,670)
- Trade receivables	(15,749)	(167,111)	245,977	(28,516)
- Trade payables	34,318	193,703	(265,395)	(17,160)
- Other current assets	8,340	10,881	13,665	10,142
- Other current liabilities	24,385	2,925	(7,505)	(11,314)
- Change in operating lease liabilities and right of use assets	1,444	1,007	(87)	(1,822)
NET CASH PROVIDED BY OPERATING ACTIVITIES	160,693	169,454	311,237	258,161
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(27,429)	(24,159)	(102,739)	(78,112)
Disposal of intangibles assets, property and equipment	934	765	2,013	1,476
Payment for businesses, net of cash acquired	—	—	—	(527)
Purchases of investment securities	(5,257)	(20,950)	(28,436)	(26,688)
Maturities and sales of investment securities	(258)	5,409	28,029	5,950
NET CASH USED IN INVESTING ACTIVITIES	(32,010)	(38,935)	(101,133)	(97,901)
Cash flows from financing activities
Proceeds from exercise of stock options	—	117	1,897	4,550
Repurchase of treasury stocks	(36,620)	(67,103)	(152,064)	(224,595)
Cash payment for contingent consideration	—	(51,983)	—	(51,983)
Change in other financing activities	(475)	2,825	(1,309)	1,529
NET CASH USED IN FINANCING ACTIVITIES	(37,095)	(116,144)	(151,476)	(270,499)
Effect of exchange rates changes on cash and cash equivalents	(4,564)	(7,422)	(7,212)	(10,159)
Net increase (decrease) in cash and cash equivalents and restricted cash	87,024	6,953	51,416	(120,398)
Net cash and cash equivalents and restricted cash at the beginning of the period	255,335	283,990	290,943	411,341
Net cash and cash equivalents and restricted cash at the end of the period	$342,359	$290,943	$342,359	$290,943

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$3,474	$(4,606)	$(64,930)	$(40,705)
Cash paid for interest	$(615)	$(328)	$(1,584)	$(1,360)
Non-cash investing and financing activities:
Intangible assets, property, and equipment acquired through payables	$18,126	$1,758	$18,126	$1,758

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2025	2024	2025	2024

CASH FROM OPERATING ACTIVITIES	$160,693	$169,454	$311,237	$258,161
Acquisition of intangible assets, property and equipment	(27,429)	(24,159)	(102,739)	(78,112)
Disposal of intangible assets, property and equipment	934	765	2,013	1,476
FREE CASH FLOW (1)	$134,198	$146,060	$210,511	$181,525

(1) Free Cash Flow is defined as cash flow from operating activities less net acquisitions of intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
Gross Profit	297,403	300,971	(1)%	1,049,380	982,971	7%

Other Cost of Revenue	32,639	33,428	(2)%	125,237	138,512	(10)%

Contribution ex-TAC (1)	$330,042	$334,399	(1)%	$1,174,617	$1,121,483	5%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
Segment	2025	2024	YoY Change	YoY Change at Constant Currency (2)	2025	2024	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$76,347	$91,889	(17)%	(18)%	$263,872	$258,303	2%	2%
Performance Media	464,789	461,146	1%	(2)%	1,681,029	1,674,986	—%	(1)%
Total	541,136	553,035	(2)%	(4)%	1,944,901	1,933,289	1%	—%

Contribution ex-TAC
Retail Media	74,620	90,228	(17)%	(18)%	259,684	253,846	2%	2%
Performance Media	255,422	244,171	5%	2%	914,933	867,637	5%	4%
Total (1)	$330,042	$334,399	(1)%	(4)%	$1,174,617	$1,121,483	5%	3%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
Net income	$46,371	$71,944	(36)%	$149,379	$114,713	30%
Adjustments:
Financial Income	(329)	(2,206)	85%	(460)	(3,095)	85%
Provision for income taxes	26,472	24,770	7%	54,195	39,784	36%
Equity related compensation	7,079	21,710	(67)%	59,573	105,742	(44)%
Pension service costs	203	(23)	983%	786	495	59%
Depreciation and amortization expense (2)	31,092	25,514	22%	122,320	101,193	21%
Acquisition-related costs	—	(522)	100%	—	1,439	(100)%
Restructuring, integration and transformation costs	9,200	2,821	226%	18,531	29,847	(38)%
Other noncash or nonrecurring events (2) (3)	—	—	NM	2,372	—	NM
Total net adjustments	73,717	72,064	2%	257,317	275,405	(7)%
Adjusted EBITDA (1)	$120,088	$144,008	(17)%	$406,696	$390,118	4%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded accelerated amortization of $7.9 million, included in depreciation and amortization expense, and a nonrecurring impairment charge of approximately $0.9 million, recorded in other noncash or nonrecurring events, related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.
(3) During the third quarter of 2025, the Company agreed to settle with the plaintiffs a legal matter for $7.0 million, subject to court approval, with one of the co-defendants agreeing to indemnify the Company for $5.5 million. Based on these agreements, the Company recorded a net probable loss of $1.5 million as of September 30, 2025.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
Research and Development expenses	$75,266	$67,559	11%	$283,303	$279,341	1%
Equity related compensation	5,397	9,713	(44)%	20,997	54,628	(62)%
Depreciation and Amortization expense (2)	21,454	13,740	56%	82,911	51,936	60%
Pension service costs	112	57	96%	434	330	32%
Restructuring, integration and transformation costs	537	412	30%	1,025	8,576	(88)%
Other noncash or nonrecurring events(2)	—	—	NM	872	—	NM
Non GAAP - Research and Development expenses	47,766	43,637	9%	177,064	163,871	8%
Sales and Operations expenses	110,271	97,356	13%	394,370	376,090	5%
Equity related compensation	5,194	6,892	(25)%	19,384	22,985	(16)%
Depreciation and Amortization expense	2,193	3,311	(34)%	12,704	12,960	(2)%
Pension service costs	26	(110)	124%	102	(32)	419%
Restructuring, integration and transformation costs	2,269	(26)	NM	2,358	5,467	(57)%
Non GAAP - Sales and Operations expenses	100,589	87,289	15%	359,822	334,710	8%
General and Administrative expenses	39,352	41,548	(5)%	168,942	176,138	(4)%
Equity related compensation	(3,512)	5,105	(169)%	19,192	28,129	(32)%
Depreciation and Amortization expense	369	391	(6)%	1,433	1,716	(16)%
Pension service costs	65	30	117%	250	197	27%
Acquisition-related costs	—	(522)	100%	—	1,439	(100)%
Restructuring, integration and transformation costs	6,394	2,435	163%	15,148	15,804	(4)%
Other noncash or nonrecurring events (3)	—	—	NM	1,500	—	NM
Non GAAP - General and Administrative expenses	36,036	34,109	6%	131,419	128,853	2%
Total Operating expenses	224,889	206,463	9%	846,615	831,569	2%
Equity related compensation	7,079	21,710	(67)%	59,573	105,742	(44)%
Depreciation and Amortization expense	24,016	17,442	38%	97,048	66,612	46%
Pension service costs	203	(23)	983%	786	495	59%
Acquisition-related costs	—	(522)	100%	—	1,439	(100)%
Restructuring, integration and transformation costs	9,200	2,821	226%	18,531	29,847	(38)%
Other noncash or nonrecurring events (2) (3)	$—	$—	NM	$2,372	$—	NM
Total Non GAAP Operating expenses (1)	$184,391	$165,035	12%	$668,305	$627,434	7%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded accelerated amortization of $7.9 million, included in depreciation and amortization expense, and a nonrecurring impairment charge of approximately $0.9 million, recorded in other noncash or nonrecurring events, related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.
(3) During the third quarter of 2025, the Company agreed to settle with the plaintiffs a legal matter for $7.0 million, subject to court approval, with one of the co-defendants agreeing to indemnify the Company for $5.5 million. Based on these agreements, the Company recorded a net probable loss of $1.5 million as of September 30, 2025.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
Net income	$46,371	$71,944	(36)%	$149,379	$114,713	30%
Adjustments:
Equity related compensation	7,079	21,710	(67)%	59,573	105,742	(44)%
Amortization of acquisition-related intangible assets	8,530	8,573	(1)%	37,061	34,860	6%
Acquisition related costs	—	(522)	100%	—	1,439	(100)%
Restructuring, integration and transformation costs	9,200	2,821	226%	18,531	29,847	(38)%
Other noncash or nonrecurring events (2) (3)	—	—	NM	2,372	—	NM
Tax impact of the above adjustments (4)	(2,118)	(3,686)	43%	(13,931)	(18,734)	26%
Total net adjustments	22,691	28,896	(21)%	103,606	153,154	(32)%
Adjusted net income (1)	$69,062	$100,840	(32)%	$252,985	$267,867	(6)%

Weighted average shares outstanding
- Basic	52,234,730	54,695,112		52,934,526	54,817,136
- Diluted	53,107,946	57,640,779		54,792,540	58,605,529

Adjusted net income per share
- Basic	$1.32	$1.84	(28)%	$4.78	$4.89	(2)%
- Diluted	$1.30	$1.75	(26)%	$4.62	$4.57	1%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded a nonrecurring impairment charge of approximately $0.9 million related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.
(3) During the third quarter of 2025, the Company agreed to settle with the plaintiffs a legal matter for $7.0 million, subject to court approval, with one of the co-defendants agreeing to indemnify the Company for $5.5 million. Based on these agreements, the Company recorded a net probable loss of $1.5 million as of September 30, 2025.
(4) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2025	2024	YoY Change	2025	2024	YoY Change
Gross Profit as reported	$297,403	$300,971	(1)%	$1,049,380	$982,971	7%

Other cost of revenue as reported	32,639	33,428	(2)%	125,237	138,512	(10)%

Contribution ex-TAC as reported(2)	330,042	334,399	(1)%	1,174,617	1,121,483	5%
Conversion impact U.S. dollar/other currencies	(8,138)	—		(13,936)	—
Contribution ex-TAC at constant currency	321,904	334,399	(4)%	1,160,681	1,121,483	3%

Traffic acquisition costs as reported	211,094	218,636	(3)%	770,284	811,806	(5)%
Conversion impact U.S. dollar/other currencies	(4,487)	—		(7,198)	—
Traffic acquisition costs at constant currency	206,607	218,636	(6)%	763,086	811,806	(6)%

Revenue as reported	541,136	553,035	(2)%	1,944,901	1,933,289	1%
Conversion impact U.S. dollar/other currencies	(12,625)	—		(21,134)	—
Revenue at constant currency	$528,511	$553,035	(4)%	$1,923,767	$1,933,289	—%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	2025	2024
Shares outstanding as at January 1,	54,277,422	55,765,091
Weighted-average effect of changes in shares outstanding during the period	(1,342,896)	(947,955)
Basic number of shares - Basic EPS basis	52,934,526	54,817,136
Dilutive effect of share-based awards - Treasury method	1,858,014	3,788,393
Diluted number of shares - Diluted EPS basis	54,792,540	58,605,529

Shares issued as at December 31, before Treasury stock	55,659,895	57,744,839
Treasury stock as of December 31,	(4,508,029)	(3,467,417)
Shares outstanding as of December 31, after Treasury stock	51,151,866	54,277,422

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

Clients	(3)%	(1)%	16,786	16,977	17,142	17,084	17,269	17,162	17,744	17,767	18,197

Revenue	(2)%	15%	541,136	469,660	482,671	451,434	553,035	458,892	471,307	450,055	566,302
Americas	(12)%	20%	241,987	201,978	199,797	192,908	274,620	206,816	212,374	198,365	280,597
EMEA	11%	16%	202,901	174,335	185,955	164,861	183,372	161,745	168,496	162,842	189,291
APAC	1%	3%	96,248	93,347	96,919	93,665	95,043	90,331	90,437	88,848	96,414

Revenue	(2)%	15%	541,136	469,660	482,671	451,434	553,035	458,892	471,307	450,055	566,302
Retail Media	(17)%	14%	76,347	67,114	60,913	59,498	91,889	60,765	54,777	50,872	76,583
Performance Media	1%	15%	464,789	402,546	421,758	391,936	461,146	398,127	416,530	399,183	489,719

TAC	(3)%	16%	211,094	181,526	190,602	187,062	218,636	192,789	204,214	196,167	249,926
Retail Media	4%	103%	1,727	849	904	708	1,661	1,182	911	703	2,429
Performance Media	(4)%	16%	209,367	180,677	189,698	186,354	216,975	191,607	203,303	195,464	247,497

Contribution ex-TAC (1)	(1)%	15%	330,042	288,134	292,069	264,372	334,399	266,103	267,093	253,888	316,376
Retail Media	(17)%	13%	74,620	66,265	60,009	58,790	90,228	59,583	53,866	50,169	74,154
Performance Media	5%	15%	255,422	221,869	232,060	205,582	244,171	206,520	213,227	203,719	242,222

Cash flow from (used for) operating activities	(5)%	79%	160,688	89,600	(1,397)	62,341	169,454	57,503	17,187	14,017	161,340

Capital expenditures	13%	19%	26,495	22,258	34,882	17,091	23,394	18,899	21,119	13,224	19,724

Net cash position	18%	34%	342,359	255,335	206,024	286,171	290,942	283,990	291,698	341,862	411,257

Headcount	4%	—%	3,649	3,650	3,621	3,533	3,507	3,504	3,498	3,559	3,563

Days Sales Outstanding (days - end of month)	(5) days	(7) days	57	64	65	68	62	65	64	66	58

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.